   As filed with the Securities and Exchange Commission on October 6, 1999
                                                    Registration No.333-____
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 DSL.NET, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      06-1510312
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                             545 Long Wharf Drive
                              New Haven, CT 06511
              (Address of Principal Executive Offices) (Zip Code)
                             ____________________

                     Amended and Restated 1999 Stock Plan
                       1999 Employee Stock Purchase Plan
                           (Full Title of the Plan)
                             ____________________

                            Stephen Zamansky, Esq.
                       Vice President & General Counsel
                                 DSL.NET, Inc.
                             545 Long Wharf Drive
                              New Haven, CT 06511
                    (Name and Address of Agent For Service)

                                (203) 772-1000
         (Telephone Number, Including Area Code, of Agent For Service)
                         ______________________________

                                   Copy to:


                             Mark H. Burnett, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                     Oliver Street Tower, 125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

===============================================================================

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                                                        Proposed
                                                                   Proposed              Maximum
                                                                   Maximum              Aggregate
                                               Amount to be     Offering Price          Offering           Amount of
                                                                                        --------
   Title of Securities to be Registered         Registered(1)      Per Share             Price         Registration Fee/(4)/
   ------------------------------------        ------------     --------------         ----------      ----------------
Amended and Restated 1999 Stock
  Option Plan                                    1,279,680        $  .0375  /(2)/     $    47,988.00     $     13.34
Common Stock (Par Value                            743,814        $  .0675  /(2)/     $    50,207.45     $     13.96
  $.0005 Per Share)                              1,331,667        $  .3938  /(2)/     $   524,410.46     $    145.79
                                                 1,178,372        $  .5251  /(2)/     $   618,763.14     $    172.02
                                                   358,577        $ 7.3893  /(2)/     $ 2,649,633.03     $    736.60
                                                   665,830        $ 7.39    /(2)/     $ 4,920,483.70     $  1,367.89
                                                     3,000        $ 9.00    /(2)/     $    27,000.00     $      7.51
                                                 6,709,950        $ 7.50    /(3)/     $50,324,625.00     $ 13,990.25
Employee Stock Purchase Plan
Common Stock (Par Value $.0005
  Per Share)                                       300,000        $ 7.50    /(3)/     $ 2,250,000.00     $    625.50
                                                ----------                            --------------     -----------
TOTAL:                                          12,570,890                            $61,413,110.78     $ 17,072.86

___________________________________________

(1) In addition, pursuant to rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) The price of $7.50 per share, which is the per share public offering price for the Registrant's initial public offering (see the Registrant's Form S-1 (File No. 333-80141)), is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 (the "Securities Act").

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) Registrant's Prospectus dated October 6, 1999, as contained within the Registrant's Registration Statement No. 333-80141 on Form S-1, as amended (the "Form S-1");

     (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 1, 1999, and incorporating by reference the information contained in the Form S-1.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.


     The Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation, the Form of Second Amended and Restated Certificate of Incorporation that will become effective immediately following the completion of the Registrant's initial public offering and the by-laws, as amended, provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Amended and Restated Certificate of Incorporation, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws filed as Exhibits 3.01, 3.02 and 3.03, respectively, to the Registrant's Form S-1 and incorporated herein by reference.

     The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

     The Underwriting Agreement (the "Underwriting Agreement") dated as of October 6, 1999 by and among the Company and the Underwriters listed on Schedule I thereto (the "Underwriters") which was executed in connection with the Registrant's initial public offering provides that the Underwriters are obligated, under certain circumstances, to indemnify the Company, its directors, its officers who signed the Form S-1 and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 to the Form S-1.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.3 Form of Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.4            Amended and Restated By-Laws of the Registrant (filed as Exhibit
               3.03 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.5 Amended and Restated 1999 Stock Plan (filed as Exhibit 10.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.6 1999 Employee Stock Purchase Plan (filed as Exhibit 10.02 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

23.1           Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-9 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 5th day of October, 1999.

                                      DSL.NET, INC.

                                     By: /s/ David Struwas
                                         -------------------------------------
                                         David Struwas
                                         President and Chief Executive Officer

                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of DSL.net, Inc., hereby severally constitute and appoint David F. Struwas and Stephen Zamansky and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of DSL.net. Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                    Title(s)                                     Date
     ---------                    --------                                     ----
/s/ David F. Struwas              President, Chief Executive Officer and       October 5, 1999
-----------------------------     Director (Principal Executive Officer)
David F. Struwas

/s/ Robert Q. Berlin              Chief Financial Officer and Vice             October 5, 1999
-----------------------------     President, Strategic Planning (Principal
Robert Q. Berlin                  Financial and Accounting Officer)

/s/ Robert Gilbertson             Director                                     October 5, 1999
-----------------------------
Robert Gilbertson

/s/ William J. Marshall           Director                                     October 5, 1999
-----------------------------
William J. Marshall

/s/ William Seifert               Director                                     October 5, 1999
-----------------------------
William Seifert

/s/ James D. Marver               Director                                     October 5, 1999
-----------------------------
James D. Marver

/s/ Paul K. Sun                   Director                                     October 5, 1999
-----------------------------
Paul K. Sun

                                 EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.3 Form of Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.4            Amended and Restated By-Laws of the Registrant (filed as Exhibit
               3.03 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.5 Amended and Restated 1999 Stock Plan (filed as Exhibit 10.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

4.6 1999 Employee Stock Purchase Plan (filed as Exhibit 10.02 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

23.1           Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)